UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 1, 2022

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25371 Commercentre Drive, Suite 200
Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

(949) 528-3100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	Nasdaq Capital Market

Series A Warrants	TBLTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 1, 2022, ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), held a virtual Special Meeting of Stockholders (the “Special Meeting”) where the Company’s stockholders voted on and approved an amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.0001 per share, by a ratio between 1-for-100 and 1-for-200, at any time prior to December 31, 2022, the implementation and timing of which shall be subject to the discretion of the Company’s Board of Directors (the “Reverse Stock Split”).

At the Special Meeting, the combined holders of 1,328,750,717 shares of the Company’s voting stock entitled to notice of and to vote at the Special Meeting were represented in person or by proxy, representing approximately 95% of the 1,392,897,556 outstanding voting shares as of the close of business on February 15, 2022 (the “Record Date”), and thereby represented a quorum pursuant to the Nevada Revised Statutes and the Company’s bylaws for the transaction of business at the Special Meeting.

The following is a brief description of the final voting results from the Special Meeting.

Proposal 1 – Reverse Stock Split
. The Reverse Stock Split was approved by the stockholders holding a majority of the outstanding voting capital as of the Record Date as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
757,348,898	562,575,036	8,826,783	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: April 4, 2022	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer

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